As filed with the Securities and Exchange Commission on January 12, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Expro Group Holdings N.V.

(Exact Name of Registrant as Specified in Its Charter)

The Netherlands	98-1107145
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1311 Broadfield Boulevard, Suite 400

Houston, Texas 77084

(713) 463-9776

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John McAlister

General Counsel

Expro Group Holdings N.V.

1311 Broadfield Boulevard, Suite 400

Houston, Texas 77084

(713) 463-9776

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Tull Florey

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, Texas 77002

(346) 718-6600

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Expro Group Holdings N.V.

Common Stock

Debt Securities

Warrants

We or selling securityholders may offer from time to time an indeterminate amount of our common stock, debt securities (which may be senior, senior subordinated or subordinated) and warrants. We refer to these shares of common stock, debt securities and warrants collectively as the “securities.” The securities may be convertible into or exercisable or exchangeable for other securities. This prospectus describes the general terms of these securities and the general manner in which we or any of the selling securityholders will offer these securities. Each time we or any of the selling securityholders sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which we or any of the selling securityholders will offer the securities. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “XPRO.”

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 6 for information about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated January 12, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. In addition, selling securityholders identified in a prospectus supplement may, from time to time, sell securities described in this prospectus. This prospectus provides you with a general description of the securities that we or the selling securityholders may offer. Each time we or any selling securityholders use this prospectus to offer securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below. Neither we nor the selling securityholders have authorized anyone else to provide you with any information other than that included or incorporated by reference in this prospectus and the applicable prospectus supplement and we can provide no assurance as to the reliability of such information. This prospectus is not making an offer to sell in any jurisdiction in which the offer or sale is not permitted. You should not assume that the information in the prospectus, any prospectus supplement or any other document incorporated by reference in this prospectus is accurate as of any date other than the dates of those documents.

In this prospectus or any prospectus supplement, unless the context requires otherwise or unless otherwise noted, the terms “we,” “us,” “our,” “Expro” and the “Company” refer to Expro Group Holdings N.V. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Our common stock is listed on the New York Stock Exchange under the ticker symbol “XPRO.” We make available free of charge on our website, www.expro.com, all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, information furnished rather than filed), prior to the termination of the offerings under this prospectus:

•

our Annual Report on Form 10-K for the year ended December 31, 2021, filed on March  8, 2022, including information specifically incorporated by reference into such Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A for our 2022 Annual General Meeting of Shareholders filed on April 1, 2022;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022, filed on May 5, 2022, August 4, 2022 and November 3, 2022, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on June 1, 2022 and January 12, 2023; and

•

the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 8, 2022, including any amendments or reports filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:

Expro Group Holdings N.V.

Attention: Investor Relations

1311 Broadfield Boulevard, Suite 400

Houston, Texas 77084

(713) 463-9776

Other than the documents expressly incorporated herein by reference, information on our website, or any other website that is referred to in this prospectus, is not incorporated by reference into this prospectus and does not constitute part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference include certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements include those that express a belief, expectation or intention, as well as those that are not statements of historical fact. Forward-looking statements include information regarding our future plans and goals and our current expectations with respect to, among other things:

•	our business strategy and prospects for growth;

•	post-merger integration;

•	our cash flows and liquidity;

•	our financial strategy, budget, projections and operating results;

•	the amount and timing of any future share repurchases;

•	the amount, nature and timing of capital expenditures;

•	the availability and terms of capital;

•	the exploration, development and production activities of our customers;

•	the market for our existing and future products and services;

•	competition and government regulations; and

•	general economic and political conditions, including political tensions, conflicts and war (such as the ongoing conflict in Ukraine).

These forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “goal,” “plan,” “intend,” “potential,” “predict,” “project,” “may,” “outlook,” or other terms that convey the uncertainty of future events or outcomes, although not all forward-looking statements contain such identifying words. The forward-looking statements in this prospectus speak only as of the date of this prospectus; we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. Forward-looking statements are not assurances of future performance and involve risks and uncertainties. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties include, but are not limited to, the following:

•

uncertainty relating to global crude oil demand and crude oil prices that correspondingly may lead to significant reductions in oil and gas activity, which in turn could result in significant declines in demand for our products and services;

•

uncertainty regarding the extent and duration of the remaining restrictions in the United States and globally on various commercial and economic activities due to COVID-19, including uncertainty regarding the re-imposition of restrictions due to resurgences in infection rates;

•

uncertainty regarding the timing, pace and extent of an economic recovery in the United States and elsewhere, which in turn will likely affect demand for crude oil and therefore the demand for the products and services we provide and the commercial opportunities available to us;

•	the impact of current and future laws, rulings, governmental regulations, accounting standards and statements, and related interpretations;

•	unique risks associated with our offshore operations;

•

political, economic and regulatory uncertainties in our international operations, including the impact of actions taken by members of the Organization of Petroleum Exporting Countries and certain other oil producing nations with respect to production levels and the effects thereof;

•	our ability to develop new technologies and products;

•	our ability to protect our intellectual property rights;

•	our ability to attract, train and retain key employees and other qualified personnel;

•	operational safety laws and regulations;

•	international trade laws and sanctions;

•

severe weather conditions and natural disasters, and other operating interruptions (including explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions, spills and releases and other environmental risks);

•	policy or regulatory changes;

•	the overall timing and level of transition of the global energy sector from fossil-based systems of energy production and consumption to more renewable energy sources;

•	perception related to our environmental, social and governance (“ESG”) performance as well as current and future ESG reporting requirements; and

•	uncertainty with respect to integration and realization of expected synergies following completion of the merger between the Company and Expro Group Holdings International Limited.

These and other important factors that could affect our operating results and performance are described in (1) Part I, Item 1A “Risk Factors” and in Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2021, (2) our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022, (3) our other reports and filings we make with the SEC from time to time and (4) other announcements we make from time to time. Should one or more of the risks or uncertainties described in the documents above or in this prospectus or in the documents we incorporate by reference herein occur, or should underlying assumptions prove incorrect, our actual results, performance, achievements or plans could differ materially from those expressed or implied in any forward-looking statements. All such forward-looking statements in this prospectus are expressly qualified in their entirety by the cautionary statements in this section.

ABOUT US

We are a global provider of energy services with operations in approximately 60 countries. Our portfolio of capabilities includes products and services related to well construction, well flow management, subsea well access, and well intervention and integrity, which enhance production and improve recovery across the well lifecycle, from exploration through abandonment. We have approximately 7,600 employees and provide services and solutions to leading exploration and production companies in both onshore and offshore environments.

Our principal executive offices are located at 1311 Broadfield Boulevard, Suite 400, Houston, Texas 77084, and our telephone number at that address is (713) 463-9776. We maintain a website at www.expro.com. Other than the documents expressly incorporated herein by reference, information on our website is not incorporated by reference into this prospectus and does not constitute part of this prospectus.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. You could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement. Please read “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and any accompanying prospectus supplement for general corporate purposes, which may include, among other things:

•	the repayment, refinancing or redemption of outstanding indebtedness or other securities;

•	working capital;

•	capital expenditures; and

•	acquisitions of complementary businesses or other assets.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to repayments of outstanding indebtedness.

We will not receive any proceeds from the sale of any securities by any selling securityholder offered under this prospectus.

DESCRIPTION OF CAPITAL STOCK

The material provisions of our articles of association and particular provisions of Dutch law relevant to our statutory existence and the Dutch Corporate Governance Code are summarized below. This summary does not restate our articles of association or relevant Dutch law in their entirety. While we believe that this summary contains all of the information about our articles of association important to your decision to subscribe for the shares of our common stock, it does not include all of the provisions that you may feel are important. Our articles of association, and not this summary, define your rights as a holder of shares of our common stock. Our articles of association are registered at the Dutch Trade Register, and an English translation has been filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Our file number with the Dutch Trade Register is 34241787.

Authorized Capital

As of the date of this prospectus, our authorized capital amounts to twelve million euro (EUR 12,000,000) and is divided into 200,000,000 shares of common stock, each with a nominal value of six eurocent €0.06. No preferred shares are currently authorized by our articles of association.

Under Dutch law, our authorized capital stock is the maximum capital that we may issue without amending our articles of association. An amendment of our articles of association would require a resolution from the general meeting of shareholders.

Issuance of Capital Stock

Under Dutch law, we may only issue capital stock pursuant to a resolution of the general meeting of shareholders, unless another corporate body has been designated to do so by a resolution of the general meeting of shareholders or by our articles of association.

Our Board was designated by our articles of association for a period of five years from May 19, 2017 to issue shares and grant rights to subscribe for shares up to the amount of unissued shares in our authorized capital stock. The designation may be extended from time to time, with periods not exceeding five years, by a resolution of the general meeting of shareholders adopted with a simple majority. If and when said authority is not or no longer delegated to another corporate body, the general meeting of shareholders may only decide to issue shares and grant rights to subscribe for shares at the proposal of the Board. Our Board is currently authorized, by resolution approved at the 2022 annual general meeting held on May 25, 2022, to issue shares up to 20% of the issued share capital, for any legal purpose, at the stock exchange or in a private purchase transaction for a period of 18 months from such meeting. It is our intention to propose to renew such authorization at each annual general meeting of shareholders.

Pre-Emptive Rights

Under Dutch law, in the event of an issuance of shares of common stock, each holder of common stock will have a pro rata preemptive right based on the number of shares of common stock held by such shareholder. Preemptive rights do not apply with respect to shares of common stock issued against contributions other than in cash or shares of common stock issued to our employees or the employees of one of our group companies.

The above referenced resolution approved at the 2022 annual general meeting held on May 25, 2022, to authorize our board to issue shares, also included the authority to limit or exclude any pre-emptive rights to which shareholders may be entitled in connection with the issuance of shares for a period of 18 months from such meeting. It is our intention to propose to renew such authorization at each annual general meeting of shareholders.

Repurchase of Shares of Capital Stock

Under Dutch law, a public company with limited liability (naamloze vennootschap) may acquire its own fully paid-up shares, subject to certain provisions of Dutch law and the company’s articles of association. We may acquire our own fully paid-up shares either without paying any consideration, or in the event any consideration must be paid only if (i) our shareholders’ equity less the acquisition price is not less than the sum of paid-up and called-up capital and any reserve required to be maintained by law or our articles of association, (ii) we and our subsidiaries would not thereafter hold or hold shares as a pledgee with an aggregate par value exceeding 50% of our issued capital stock and (iii) the general meeting of shareholders has authorized the Board to effect such acquisitions.

Our Board is currently authorized, by resolution approved at the 2022 annual general meeting held on May 25, 2022, to repurchase up to a total of 10% of the issued share capital, at a price between $0.01 and 105% of the market price on the NYSE, for a period of 18 months from such meeting. It is our intention to propose to renew such authorization at each annual general meeting.

Capital Reduction

Subject to Dutch law and our articles of association, pursuant to a proposal of the Board, the general meeting of shareholders may resolve to reduce the outstanding capital stock by cancellation of shares or by reducing the nominal value of the shares by means of an amendment to our articles of association. Dutch law requires that this resolution be adopted by an absolute majority of votes cast, or by a two-thirds majority of the votes cast, if less than half of the issued capital stock is present or represented at the meeting.

Dividends

Subject to certain exceptions, Dutch law provides that dividends may only be paid out of profits as shown in our annual financial statements as adopted by the general meeting of shareholders. Moreover, dividends may be distributed only to the extent the shareholders’ equity exceeds the sum of the amount of paid-up capital and any reserves that must be maintained under the law or our articles of association. Interim dividends may be declared as provided in our articles of association and may be distributed to the extent that the shareholders’ equity exceeds the amount of the paid-up capital plus any reserves that must be maintained under the law or our articles of association as apparent from an interim statement of assets and liabilities prepared on the basis of generally accepted accounting principles. Interim dividends should be regarded as advances on the final dividend that a company intends to declare with respect to the ongoing financial year or—if the annual accounts have not yet been adopted—the previous financial year.

Should it be determined that any distribution made was not permitted, the shareholders or any other person entitled to profits must repay the dividends declared to the extent such shareholder or person was or ought to have been aware that the distribution was not permitted.

Pursuant to our articles of association, the Board, decides what portion of our profit is to be held as reserves. Holders of our common stock are not entitled to any dividends unless declared by our Board.

General Meeting of Shareholders

Procedures and Admissions

Pursuant to our articles of association, general meetings of shareholders are held in the municipality of Amsterdam, The Netherlands or at Schiphol (Municipality of Haarlemmermeer, The Netherlands). A general meeting of shareholders will be held at least once a year within the period required by Dutch law, which is currently no later than six months after the end of our financial year.

Extraordinary general meetings of shareholders will be held as frequently as needed; however, they must be convened by the Board or by shareholders and holders of depositary receipts issued with the cooperation of the Company, together representing at least one-tenth of the issued capital (the “Requesting Shareholders”). The Requesting Shareholders are only authorized to call the extraordinary general meeting themselves if it is evidenced that the Requesting Shareholders have requested the Board to call a general meeting in writing, exactly stating the matters to be discussed, and the Board has not taken the necessary steps so that the general meeting could be held within six weeks after the request. If the Requesting Shareholders represent more than half of the issued capital, however, they shall be authorized to call the general meeting themselves without first having to request the Board to call the general meeting. The Board must give public notice of a general meeting of shareholders or an extraordinary meeting of shareholders, by at least such number of days prior to the day of the meeting as required by Dutch law, which is currently fifteen days.

The agenda for a meeting of shareholders must contain such items as the Board or the person or persons convening the meeting determine. The agenda shall also include any matter, the consideration of which has been requested by one or more shareholders, representing alone or jointly with others at least such percentage of the issued capital stock as determined by Dutch law, which is currently set at three percent. The request to consider such matter should have been received by us no later than on the 60th day prior to the day of the meeting accompanied by a statement containing the reasons for the request.

The agenda for the annual general meeting of shareholders shall contain, among other items, items placed on the agenda in accordance with Dutch law and our articles of association, the consideration of the annual report, the discussion and adoption of our annual accounts, our policy regarding dividends and reserves and the proposal to pay a dividend (if applicable), proposals relating to the composition of the Board, including the filling of any vacancies on the Board, the proposals placed on the agenda by the Board, including but not limited to a proposal to grant discharge to the members of the Board from liability in respect of the exercise of their duties during the financial year, together with the items proposed by shareholders in accordance with provisions of Dutch law and our articles of association.

Shareholders are entitled to attend our general meeting of shareholders, to address the general meeting of shareholders and to vote, either in person or represented by a person holding a written proxy. The requirement that a proxy must be in written form is also fulfilled when it is recorded electronically.

The holder of a right of usufruct or a pledgee with voting rights is entitled to request an item to be placed on the agenda of the general meeting of shareholders, to attend the general meeting of shareholders, to address the general meeting of shareholders and to vote.

The Temporary Act COVID-19 Justice and Security (Tijdelijke wet COVID-19 Justitie en Veiligheid) (the “Temporary Act”) came into force in 2020. This Temporary Act provides, among other things, for special arrangements for general meetings of shareholders of companies. Under the Temporary Act, it is possible to deviate from any provisions in a company’s articles of association that require holding physical shareholder meetings. The Temporary Act will remain in force until February 1, 2023. However, the Temporary Act is not expected to be extended again and virtual-only meetings will no longer be allowed from February 1, 2023. A hybrid meeting remains possible, if a company’s articles of association provide for this. Our articles of association provide the possibility to hold hybrid meetings in article 35 paragraph 6.

On December 7, 2022, a preliminary bill for a permanent statutory regulation of the virtual-only shareholders’ meeting of companies was made available for public consultation. Virtual-only shareholders’ meetings will then only be possible if a company’s articles of association provide for this, which would require an amendment to our articles of association.

Under Dutch law, shareholders’ resolutions may be adopted in writing without holding a meeting of shareholders, provided that (i) the company’s articles of association explicitly allow such practice and (ii) all shareholders are in favor of the resolution to be adopted. Our articles of association, however, do not provide for shareholder action by written consent as it is not practicable for a listed company.

Members of the Board are authorized to attend general meetings of shareholders. They have an advisory vote. The general meeting shall be chaired by the Chairman of the Board or by another non-executive director appointed for that purpose by the Board.

Voting Rights

Under Dutch law and our articles of association, each share of common stock confers the right to cast one vote at the general meeting of shareholders. Resolutions by the general meeting of shareholders must be adopted by an absolute majority of votes cast, unless another standard of votes and / or a quorum is required by virtue of Dutch law or our articles of association. There is no required quorum under Dutch law for shareholder action at a properly convened shareholder meeting, except in specific instances prescribed by Dutch law or our articles of association.

Each shareholder has the right to participate in, address and exercise its right to vote at the general meeting of shareholders in person or by written proxy or by electronic means of communication, subject to certain conditions for the use of electronic means of voting set by or pursuant to our articles of association.

No votes may be cast at a general meeting of shareholders on the shares held by us or our subsidiaries. Nonetheless, the holders of a right of usufruct and the holders of a right of pledge in respect of the shares held by us or our subsidiaries in our capital stock are not excluded from the right to vote on such shares, if the right of usufruct or the right of pledge was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of usufruct or a right of pledge.

Under Dutch law, our Board is not required to set a record date for a general meeting to determine those shareholders that are entitled to vote at the general meeting. Our Board has selected to adopt a record date. Dutch law requires that the record date be on the 28th day prior to the date of the general meeting. Shareholders as of the record date shall be deemed entitled to attend and to vote at the general meeting. There is no specific provision in Dutch law relating to adjournment of the general meeting of shareholders.

Nomination Right

Pursuant to our articles of association, our Board consists of one or more executive directors and one or more non-executive directors. The total number of directors, as well as the number of executive directors and non-executive directors, is determined by the Board.

The directors are appointed on recommendation of the Board. A recommendation submitted on time is binding. However, the general meeting may disregard the recommendation if it adopts a resolution to that effect by a majority of no less than two-thirds of the votes cast, representing over one-half of the issued capital.

Pursuant to the Director Nomination Agreement, T. Rowe Price Associates, Inc. (formerly, Oak Hill Advisors, L.P.) has the right to designate two persons as its nominees for election to the Board provided that it owns at least 20% of the Company’s outstanding common stock (and one person if it owns at least 10%, but less than 20%, of the outstanding common stock). Also, the Mosing Parties (as defined in the Director Nomination Agreement) have the right to designate one person as their nominee for election to the Board as long as they own at least 10% of the Company’s outstanding common stock.

Shareholder Vote on Certain Reorganizations

Under Dutch law, the approval of our general meeting of shareholders is required for any significant change in the identity of us or our business.

Appraisal Rights

Subject to certain exceptions, Dutch law does not recognize the concept of appraisal or dissenters’ rights.

Anti-Takeover Provisions

Under Dutch law, protective measures against takeovers are possible and permissible, within the boundaries set by Dutch law and Dutch case law.

The following resolutions and provisions of our articles of association may have the effect of making a takeover of our company more difficult or less attractive, including:

•

our Board is designated to issue shares and grant rights to subscribe for shares of common stock, up to 20% of the issued share capital, and to limit or exclude pre-emptive rights on shares, both for a period of 18 months from May 25, 2022; and

•	shareholder action by written consent is not permitted, thereby requiring all shareholder actions to be taken at a general meeting of shareholders.

Inspection of Books and Records

The Board provides all information required by Dutch law at the general meeting of shareholders and makes the information available to individual shareholders at the office of the company with copies available upon request. The part of our shareholders’ register kept in The Netherlands is available for inspection by the shareholders.

Amendment of Our Articles of Association

The general meeting of shareholders is able to effect an amendment of our articles of association only upon a proposal of our Board. A proposal to amend our articles of association whereby any change would be made in the rights which vest in the holders of shares in a specific class in their capacity as such, shall require the prior approval of the meeting of the holders of the shares of that specific class.

Dissolution, Merger or Demerger

The general meeting of shareholders will only be able to effect a dissolution of the company. The liquidation of the company shall be carried out by the directors, if and to the extent the Board has not appointed one or more other liquidators.

Under Dutch law, a resolution for a legal merger (juridische fusie) or legal demerger (juridische splitsing) is adopted in the same manner as a resolution to amend a company’s articles of association. The general meeting of shareholders may, in accordance with the relevant merger proposal by the Board, adopt a resolution for a legal merger or legal demerger by an absolute majority of the votes cast, unless less than half of the issued capital stock is present or represented at the meeting, in which case a two-thirds majority is required.

Shareholder Suits

If a third party is liable to a Dutch company, under Dutch law generally shareholders do not have the right to bring an action on behalf of the company or bring an action on their own behalf to recover damages sustained as a result of a decrease in value, or loss of an increase in value, of their stock. Only in the event that the cause for the liability of such third party to the company also constitutes a tortious act directly against such shareholder and the damages sustained are permanent may that shareholder have an individual right of action against such third party on its own behalf to recover such damages. The Dutch Civil Code provides for the possibility to initiate such actions collectively. A foundation or an association whose objective, as stated in its articles of association, is to protect the rights of a group of persons having similar interests may institute a collective action. The collective action cannot result in an order for payment of monetary damages but may result in a declaratory judgment (verklaring voor recht), for example, declaring that a party has acted wrongfully or has breached fiduciary duty. The foundation or association and the defendant are permitted to reach (often on the basis of such declaratory judgment) a settlement, which provides for monetary compensation of damages. A designated Dutch court may declare the settlement agreement binding upon all the injured parties whereby an individual injured party will have the choice to opt-out within the term set by the court (at least three months). Such individual injured party may also individually institute a civil claim for damages within the aforementioned term.

Squeeze-Out

Under Dutch law, a shareholder who holds at least 95% of our issued capital for its own account may institute proceedings against the other shareholders jointly for the transfer of their shares to the shareholder. The proceedings are held before the Enterprise Division (Ondernemingskamer) of the Court of Appeal in Amsterdam, which may award the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will render an opinion to the Enterprise Chamber on the value of the shares. The court shall disallow the proceedings against all other defendants if (i) notwithstanding compensation, a defendant would sustain serious tangible loss by the transfer; (ii) the defendant is the holder of a share in which a special right of control of the company is vested under the company’s articles of association; or (iii) a claimant has, as against a defendant, renounced his power to institute such proceedings. Once the order for transfer has become final, the acquirer must give written notice of the price and the date on which and the place where the price is payable to the minority shareholders whose addresses are known to the acquirer. Unless all addresses are known to the acquirer, it must also publish the same in a daily newspaper with nationwide distribution

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock trades on the NYSE under the symbol “XPRO.”

DESCRIPTION OF DEBT SECURITIES

The debt securities we may offer pursuant to this prospectus will be general unsecured obligations of Expro Group Holdings N.V. and will be senior, senior subordinated or subordinated debt. Our unsecured senior debt securities, unsecured senior subordinated debt securities and unsecured subordinated debt securities will be issued under separate indentures to be entered into by us and a trustee to be named in a prospectus supplement.

If we issue any debt securities using this prospectus, we will file a form of the applicable indenture by amendment to the registration statement of which this prospectus forms a part or as an exhibit to a document to be incorporated by reference herein. You should refer to the applicable indenture for more specific information.

The senior debt securities will rank equally with each other and with all of our other unsecured and unsubordinated indebtedness. Our senior debt securities will effectively be subordinated to any of our secured indebtedness, including amounts we have borrowed under any secured revolving or term credit facility, and the liabilities of our subsidiaries. The senior subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplemental indenture, to the senior indebtedness designated in such indenture or supplemental indenture. The subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplemental indenture, to all of our senior and senior subordinated indebtedness.

We will include the specific terms of each series of the debt securities being offered in a prospectus supplement.

DESCRIPTION OF WARRANTS

We will set forth in the applicable prospectus supplement a description of any warrants that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the offered securities: (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. A description of the specific plan of distribution of the securities that may be offered pursuant to this prospectus, including any underwriters, dealers, agents or direct purchasers and their compensation, will be set forth in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference herein.

LEGAL MATTERS

Unless otherwise indicated in an applicable prospectus supplement, the validity of the Debt Securities, certain legal matters relating to United States law and certain matters relating to United States federal income taxation will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas. Unless otherwise indicated in an applicable prospectus supplement, the validity of the common stock and warrants being offered by this prospectus and other legal matters concerning this offering relating to Dutch law will be passed upon for us by Van Campen Liem, Amsterdam, The Netherlands. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Expro Group Holdings N.V. as of and for the years ended December 31, 2021 and 2020, incorporated by reference in this prospectus, and the effectiveness of Expro Group Holdings N.V.’s internal control over financial reporting as of December 31, 2021 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in auditing and accounting.

The consolidated financial statements of Expro Group Holdings International Limited as of and for the year ended December 31, 2019 appearing in the Annual Report on Form 10-K for the year ended December 31, 2021, has been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

The consolidated financial statements of Frank’s International N.V. as of December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020 have been incorporated by reference herein in reliance on the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements refers to change in accounting method for leases as of January 1, 2019 due to the adoption of the provisions of Accounting Standards Codification Topic 842 – Leases, as amended.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses of this offering (all of which are to be paid by the registrant) are estimated to be as follows:

Securities and Exchange Commission registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Trustee fees and expenses		**
Printing expenses		**
Miscellaneous		**

Total	$	**

*	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.
**

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of association provide that to the fullest extent permissible by law and subject to certain exceptions, we will indemnify, and reimburse and hold harmless, each of our current and former directors and officers (and, in the case of an officer or director that is not a natural person, its affiliates, shareholders, members, managers, directors, officers, partners, employees and agents) for any and all liabilities, claims, judgments, fines and penalties incurred by such indemnitee as a result of any expected, threatened, pending or completed action, investigation or other proceeding, whether civil, criminal or administrative in relation to any act or omission in or related to such indemnitee’s capacity as described above and any expenses (including reasonable attorneys’ fees and litigation costs) incurred by such indemnitee in connection with any of the foregoing. Our articles of association also provide that we will use all our reasonable endeavors to provide for, and will bear the cost of, directors’ and officers’ liability insurance on behalf of our indemnitees.

We have also entered into individual indemnification agreements with each of our directors and certain executive officers. The agreements provide, to the fullest extent permitted by our articles of association and the law of The Netherlands, that we will indemnify the directors and executive officers against any and all liabilities, claims, judgments, fines, penalties, interest and expenses, including attorneys’ fees, incurred in connection with any expected, threatened, pending or completed action, investigation or other proceeding, whether civil, criminal or administrative, involving a director or an executive officer by reason of his or her position as director or officer.

ITEM 16.	EXHIBITS†

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of March 10, 2021, by and among Frank’s International N.V., New Eagle Holdings Limited and Expro Group Holdings International Limited (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-36053), filed on March 11, 2021).

4.1	Deed of Amendment to Articles of Association of Expro Group Holdings N.V., dated October 1, 2021 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-36053), filed on October 1, 2021).

4.2**	Form of Senior Debt Indenture.

4.3**	Form of Senior Subordinated Debt Indenture.

4.4**	Form of Subordinated Debt Indenture.

4.5	Registration Rights Agreement, dated as of March 10, 2021, by and among Frank’s International N.V. and the shareholders party thereto (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-36053), filed on March 11, 2021).

4.6	Registration Rights Agreement, dated August 14, 2013, by and among Frank’s International N.V., Mosing Holdings LLC and FWW B.V. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-36053), filed on August 19, 2013).

4.7	Amendment to Registration Rights Agreement, dated as of March 11, 2021, by and among Frank’s International N.V. and the shareholders party thereto (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 001-36053), filed on March 11, 2021).

5.1*	Opinion of Van Campen Liem (Liem & Partners N.V.).

5.2*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Van Campen Liem (Liem & Partners N.V.) (included as part of Exhibit 5.1 hereto).

23.2*	Consent of Gibson, Dunn & Crutcher LLP (included as part of Exhibit 5.2 hereto).

23.3*	Consent of Deloitte & Touche LLP.

23.4*	Consent of Ernst & Young LLP.

23.5*	Consent of KPMG LLP.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

107*	Calculation of Filing Fee Tables.

†

We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities or warrants, (iii) any additional required opinions of counsel with respect to the legality of the securities offered hereby and (iv) any required opinion of counsel as to certain tax matters relative to the securities offered hereby. Any required Statements of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1 would be filed, if necessary, on Form 305B2 in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the securities.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” set forth in Exhibit 107 to the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately before such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 12, 2023.

EXPRO GROUP HOLDINGS N.V.

By:	/s/ Quinn Fanning
Quinn Fanning
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Jardon, Quinn Fanning and John McAlister, and each of them, any of whom may act without joinder of any other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and to file any or all amendments to this registration statement, including post-effective amendments to this registration statement, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title

/s/ Michael Jardon Michael Jardon	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Quinn Fanning Quinn Fanning	Chief Financial Officer (Principal Financial Officer)

/s/ Michael Bentham Michael Bentham	Principal Accounting Officer

/s/ Michael C. Kearney Michael C. Kearney	Chairman of the Board of Directors

/s/ Eitan Arbeter Eitan Arbeter	Director

/s/ Robert W. Drummond Robert W. Drummond	Director

/s/ Erich L. Mosing Erich L. Mosing	Director

Signature	Title

/s/ Alan Schrager Alan Schrager	Director

/s/ Lisa L. Troe Lisa L. Troe	Director

/s/ Brian Truelove Brian Truelove	Director

/s/ Eileen G. Whelley Eileen G. Whelley	Director